Exhibit 99.5


               Written Consent of Stockholders in Lieu of Meeting

      The undersigned holder, acting in accordance with the Certificate of Incorporation of the respective Target REIT(s) (as defined below) set forth after the undersigned's name, and Sections 228 and 251 of the General Corporation Law of the State of Delaware, does hereby consent to, ratify and approve the following resolution as though consented to, ratified and approved at a duly called and held meeting of the stockholders of the respective Target REIT(s) set forth after the undersigned's name as of the date hereof:

RESOLVED:   That the Agreement and Plan of Merger (the "Merger Agreement") by
            and among Franklin Street Properties Corp., a Maryland corporation
            (the "Parent"), Montague Acquisition Corp., Addison Circle
            Acquisition Corp., Royal Ridge Acquisition Corp. and Collins
            Crossing Acquisition Corp., each a Delaware corporation
            (individually, an "Acquisition Sub" and collectively, the "Acquisition Subs") and FSP Montague Business Center Corp., FSP
            Addison Circle Corp., FSP Royal Ridge Corp. and FSP Collins Crossing
            Corp., each a Delaware corporation (individually, a "Target REIT," and collectively, the "Target REITs"), dated August 13, 2004, providing, among other things, that each Target REIT will be merged with and into an Acquisition Sub, with the Acquisition Sub being the surviving entity (individually, a "Merger," and collectively, the "Mergers") is hereby adopted and the Merger of the Target REIT in which the undersigned is a stockholder is hereby approved.

      The failure to return a consent will have the effect of a vote against the mergers. A Target REIT stockholder who signs and returns the consent without indicating a vote will be deemed to have voted "YES" in favor of adoption of the Merger Agreement and approval of the Merger of that Target REIT.


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                                        |X|     Please mark votes as in example.

      To consent to the adoption of the Merger Agreement and approval of the Merger as described in the resolution above for the following Target REITs:

[List here appropriate Target REITs]



|_| For                  |_| Withheld

____________________________________

For all Target REITs, except as set forth above


                                              ___________________________
                                              Signature of Stockholder

                                              Date:_______________________


                                              ____________________________
                                              [Name of Stockholder]